UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 8, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on August 7, 2023, Proterra Inc (the “Company”) and its subsidiary Proterra Operating Company, Inc. filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such cases, the “Chapter 11 Cases”). The Chapter 11 Cases are, pending an order authorizing joint administration by the Bankruptcy Court, currently administered under the captions In re Proterra Inc, Case No. 23-11120 (BLS) (Bankr. D. Del. 2023) and In re Proterra Operating Company, Inc., Case No. 23-11121 (BLS) (Bankr. D. Del. 2023), for the Company and Proterra Operating Company, Inc. respectively.

On August 8, 2023, the Company received written notice (the “Delisting Notice”) from the listing qualifications department staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1, the staff of Nasdaq has determined that the Company’s securities will be delisted from Nasdaq. In the Delisting Notice, the staff of Nasdaq referenced the Chapter 11 filing and associated public interest concerns raised by it, concerns regarding the residual equity interest of the existing listed securities holders, and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq. The Company does not intend to appeal the delisting determination.

Trading of the Company’s common stock will be suspended at the opening of business on August 17, 2023 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on Nasdaq. As a result, the Company’s common stock is expected to begin trading on the over-the-counter (“OTC”) market on August 17, 2023. On the OTC market, shares of the Company’s common stock, which previously traded on Nasdaq under the symbol PTRA, are expected to trade under the symbol PTRAQ.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 17, 2023, as amended on May 1, 2023, or the Company’s other filings with the SEC. The forward-looking statements included in this Form 8-K speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	President and Chief Executive Officer